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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES CONTROLLED BY REGISTRANT
                              As of March 20, 2003


RegistryPro, Inc. (Delaware)
Virtual Internet plc (United Kingdom)
RCOM Canada, Corp. (Canada)